Exhibit 99.1

      Orion HealthCorp Comments on Unusual Trading Volume and Stock Price

     ATLANTA--(BUSINESS WIRE)--April 17, 2006--Orion HealthCorp, Inc. (AMEX:
ONH) today announced that it had made no recent business announcements and was unaware of any reason for the unusual trading activity in its stock. Orion's policy and practice is to release material news as soon as practical, and the Company is not currently contemplating any such release.

     Orion HealthCorp, Inc. provides complementary business services to physicians through two wholly owned subsidiaries: Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics, future growth, pending potential acquisitions and the Company's plans to raise additional capital.
     The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, an inability to raise private equity or debt on satisfactory terms, and an inability to complete anticipated acquisitions (whether due to unexpected developments occurring prior to closing or otherwise). Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


     CONTACT: Orion HealthCorp, Inc.
              Terrence L. Bauer, 678-832-1800
              or
              Stephen H. Murdock, 678-832-1800
              www.orionhealthcorp.com